Exhibit 99.1

Silverback Therapeutics and ARS Pharmaceuticals Announce Merger

Transaction to support potential commercialization of neffy™, ARS’s needle-free epinephrine nasal spray

Well-funded with at least three years of operating runway expected

Companies to host conference call today, July 21, 2022, at 5:00 p.m. ET

SEATTLE and SAN DIEGO – July 21, 2022 – Silverback Therapeutics, Inc. (Nasdaq: SBTX) (“Silverback”) and ARS Pharmaceuticals, Inc. (“ARS”) today announced that the companies have entered into a definitive agreement under which ARS will merge with Silverback in an all-stock transaction. The combined company will focus on the potential regulatory approval and commercialization of neffy, ARS’s investigational epinephrine nasal spray for the treatment of Type I allergic reactions including anaphylaxis. The combined company is expected to have approximately $265M in cash, cash equivalents and marketable securities at closing. Upon stockholder approval, the combined company is expected to operate under the name ARS Pharmaceuticals and trade on the Nasdaq Capital Market under the ticker symbol “SPRY.” The merger is currently expected to close in the fourth quarter of 2022.

Type I severe allergic reactions are serious and potentially life-threatening events that can occur within minutes of exposure to an allergen and require immediate treatment with epinephrine, the only FDA-approved medication for these reactions. While epinephrine autoinjectors have been shown to be highly effective, there are well published limitations that result in many patients and caregivers delaying or not administering treatment in an emergency situation. These limitations include fear of the needle, lack of portability, needle-related safety concerns, lack of reliability, and complexity of the devices. There are approximately 25 million people in the United States who experience Type I severe allergic reactions. Of those, only 3.3 million currently have an active epinephrine autoinjector prescription, and of those, only half consistently carry their prescribed autoinjector. Even if patients or caregivers carry an autoinjector, more than half either delay or do not administer the device when needed in an emergency.

ARS designed neffy to provide injection-like absorption of epinephrine, in a small, easy-to-carry, easy-to-use, rapidly administered, and reliable nasal spray device. With its needle-free administration, neffy may help eliminate the anxiety and hesitation associated with using an autoinjector.

“We are extremely pleased to announce this proposed merger with Silverback, which we believe enables ARS to maximize the paradigm-changing opportunity of neffy,” said Richard Lowenthal, M.Sc., MSEL, co-founder and chief executive officer of ARS. “neffy is on the cusp of achieving what has not been possible before – the ability to deliver epinephrine with comparable pharmacokinetics to an intramuscular injection, but with a simple to administer nasal spray. We have completed a comprehensive registration program with neffy and based on a favorable pre-NDA meeting with the U.S. Food and Drug Administration (“FDA”), we are preparing to submit our New Drug Application (“NDA”) in the third quarter of 2022. This merger positions ARS and our experienced team to execute on the potential launch of neffy in 2023 by providing the requisite capital needed for launch. ARS was founded with a mission of solving many of the issues that patients and caregivers express about their epinephrine autoinjectors. Today is an important step toward bringing this novel treatment to patients and caregivers to improve their treatment options for these serious and potentially life-threatening allergic reactions.”

Data across three registration studies supports that neffy should meet all clinical endpoints recommended by regulators and that its pharmacokinetics are within the range of approved efficacious epinephrine injection products. In addition, neffy has been well-tolerated to date with more than 500 individuals having received at least one dose, and many with repeat administration. The majority of adverse events in clinical trials were mild in nature and comparable to injection products. Based on the totality of data, ARS is preparing to submit its NDA for neffy for use in adults and pediatric patients who are 30 kg or greater in the third quarter of 2022. If approved, ARS is planning to launch neffy in the United States in 2023.

“This transaction represents the result of a thorough and thoughtful strategic review process by Silverback,” said Laura Shawver, Ph.D., chief executive officer of Silverback. “ARS is an exciting late-stage company with compelling clinical data demonstrated with neffy, a path to near-term commercialization in a large and dissatisfied market, and an expert team with proven experience in launching and commercializing market-leading nasal spray products, such as NARCAN. I believe we have found the optimal partner to provide value for our stockholders, and even more so, the potential to transform treatment for millions of people with or at-risk for Type I severe allergic reactions.”

About the Proposed Merger

Under the terms of the merger agreement, assuming that Silverback’s net cash at closing is $240 million, Silverback equity holders are expected to own approximately 37% of the combined company and pre-merger ARS equity holders are expected to own approximately 63% of the combined company on a fully-diluted basis on a treasury stock method. The percentage of the combined company that Silverback’s equity holders will own as of the close of the transaction is subject to certain adjustments as described in the merger agreement, including the amount of Silverback’s net cash at closing.

Upon closing of the transaction, Silverback will be renamed ARS Pharmaceuticals, Inc. and will be headquartered in San Diego, California. Richard Lowenthal, M.S., MBA, will serve as chief executive officer and president of the combined company. The merger agreement provides that the Board of Directors of the combined company will be comprised of ten members, including seven from ARS and three from Silverback. The merger agreement has been approved by the Board of Directors of each company, and the transaction is expected to close in the fourth quarter of 2022, subject to approvals by the stockholders of each company and other customary closing conditions.

SVB Securities is acting as exclusive financial advisor and Cooley LLP is serving as legal counsel to Silverback.

Inceptiv Law is serving as legal counsel to ARS.

Conference Call Information

ARS and Silverback will host a conference call today, July 21, 2022, at 5:00 p.m. ET, to discuss the merger. A live webcast of the presentation will be available on the Investors & Media section of Silverback’s website at https://ir.silverbacktx.com and ARS’s website at https://ars-pharma.com/news-and-events. A replay of the webcast will be archived on each company’s website for 30 days following the presentation.

Dial-in information for conference participants may be obtained by registering for the event here.

About ARS Pharmaceuticals, Inc.

ARS Pharmaceuticals is dedicated to empowering at-risk patients and caregivers to better protect themselves from severe allergic reactions that could lead to anaphylaxis. The company is developing neffy™ (previously referred to as ARS-1), an intranasal epinephrine product in clinical development for patients and their caregivers with Type I allergic reactions including food, medications and insect bites that could lead to life-threatening anaphylaxis. For more information, visit www.ars-pharma.com.

About Silverback Therapeutics, Inc.

Silverback Therapeutics, Inc. is a biopharmaceutical company focused on leveraging its proprietary ImmunoTAC technology platform to develop systemically delivered and tissue targeted therapeutics for the treatment chronic viral infections, cancer, and other serious diseases. Silverback’s platform enables the strategic pairing of proprietary payloads that modulate key disease modifying pathways with monoclonal antibodies directed at specific disease sites. Silverback Therapeutics is located in Seattle, Washington. To learn more, visit www.silverbacktx.com.

Additional Information and Where to Find It

In connection with the merger, Silverback intends to file with the Securities and exchange commission (“SEC”) preliminary and definitive proxy statements relating to the merger and other relevant documents. The definitive proxy statement will be mailed to Silverback’s stockholders as of a record date to be established for voting on the merger and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SILVERBACK, ARS AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Silverback’s website at https://ir.silverbacktx.com/ or by contacting Silverback’s Investor Relations via email at IR@silverbacktx.com or by telephone at (206) 736-7946.

Participants in the Solicitation

Silverback and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Silverback in connection with the merger and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in Silverback’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Stockholders, which was filed with the SEC on April 28, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Silverback’s stockholders in connection with the merger and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the merger.

These documents are available free of charge as described in the preceding paragraph.

Non-Solicitation

This communication will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion, effects and potential benefits of the proposed merger; the expected cash, cash equivalents and marketable securities of the combined company at closing; the expected ownership percentages in the combined company; the expected name, ticker symbol, management team and board of directors of the combined company; the design and potential benefits of neffy; ARS’s plans to submit an NDA to the FDA for neffy, the timing thereof and optimism regarding the support therefor; and the timing of the commercial launch of neffy, if approved, and the ability of the merger to provide sufficient capital for such launch. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Silverback’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the merger in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the merger, including with respect to: the approval of Silverback’s stockholders; potential delays in consummating the merger, the ability of the combined company to timely and successfully achieve the anticipated benefits of the merger; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the merger on Silverback’s or ARS’s business relationships, operating results and business generally; costs related to the merger; the outcome of any legal proceedings that may be instituted against Silverback, ARS or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; the ability to obtain and maintain regulatory approval for neffy; results from clinical trials may not be indicative of results that may be observed in the future; potential safety and other complications from neffy; the labelling for neffy, if approved; the scope progress and expansion of developing and commercializing neffy;the size and growth of the market therefor and the rate and degree of market acceptance thereof vis-à-vis intramuscular injectable products. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Silverback’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Silverback’s web page at https://ir.silverbacktx.com/ by clicking on the link “Financials & Filings.”

ARS Media Contacts:

Caroline Cunningham

Porter Novelli

Caroline.Cunningham@porternovelli.com

ARS Investor Contacts:

Justin Chakma

ARS Pharma

justinc@ars-pharma.com

Silverback Media Contacts:

Jason Spark

Canale Communications

jason.spark@canalecomm.com

Silverback Investor Contacts:

Miguel Arcinas

Silverback Therapeutics

ir@silverbacktx.com